Exhibit 3.1

CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
OF
NET ELEMENT, INC.

Net Element, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Amended and Restated Certificate of Incorporation, as further amended (the "Certificate of Designations"), of the Company, and pursuant to the provisions of the DGCL, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, par value $0.01 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of five thousand five hundred (5,500) shares of Series A Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue five thousand five hundred (5,500) shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

(1) Dividends.

(a) Cumulative Dividends. The holders of Preferred Shares (each, a "Holder" and collectively, the "Holders"), shall be entitled to receive dividends ("Dividends") payable, subject to the conditions and other terms hereof, in shares of Common Stock or cash on the Stated Value of such Preferred Share, which Dividends, for the avoidance of doubt, shall be calculated on such Preferred Shares without giving effect to any reduction for the payment of any Installment Amount payable on such date, at the Dividend Rate, which shall be cumulative and shall continue to accrue whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of Dividends in such fiscal year, so that if in any fiscal year or years, Dividends in whole or in part are not paid in cash upon the Preferred Shares, unpaid Dividends shall accumulate as against the holders of Common Stock or any other stock ranking on liquidation junior to the Preferred Shares (such stock being referred to hereinafter collectively as "Junior Shares"). Dividends on the Preferred Shares shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year and twelve 30-day months. Dividends shall be payable in arrears for each month on the last Trading Day of each month (each, a "Dividend Date") with the first Dividend Date being May 29, 2015. Prior to the payment of Dividends on a Dividend Date, Dividends shall accrue at the Dividend Rate and be payable by way of inclusion of the Dividends in the Conversion Amount.

(b) Dividend Shares and Cash Dividends. Dividends shall be payable on each Dividend Date, to the record holders of the Preferred Shares on the applicable Dividend Date, in shares of Common Stock ("Dividend Shares") so long as there has been no Equity Conditions Failure; provided, however, that the Company may, at its option following notice to each Holder, pay Dividends on any Dividend Date in cash ("Cash Dividends") or, so long as there has been no Equity Conditions Failure, in a combination of Cash Dividends and Dividend Shares. The Company shall deliver a written notice (each, a "Dividend Election Notice") to each Holder on or prior to the applicable Dividend Notice Due Date (the date such notice is delivered to all of the Holders, the "Dividend Notice Date") which notice (1) either (A) confirms that Dividends to be paid on such Dividend Date shall be paid entirely in Dividend Shares or (B) elects to pay Dividends as Cash Dividends or a combination of Cash Dividends and Dividend Shares and specifies the amount of Dividends that shall be paid as Cash Dividends and the amount of Dividends, if any, that shall be paid in Dividend Shares, (2) unless the Company has elected to pay Dividends solely as Cash Dividends, certifies that there has been no Equity Conditions Failure as of such Dividend Notice Date and (3) states the number of issued and outstanding shares of Common Stock as of such Dividend Notice Date. If there is an Equity Conditions Failure as of the Dividend Notice Date, then unless the Company has elected to pay such Dividends as Cash Dividends, the Dividend Election Notice shall indicate that unless such Holder waives the Equity Conditions Failure, the Dividends shall be paid as Cash Dividends. If the Company confirmed the payment of the applicable Dividends in Dividend Shares, in whole or in part, and if there was no Equity Conditions Failure as of the applicable Dividend Notice Date but an Equity Conditions Failure occurred between the applicable Dividend Notice Date and any time prior to the applicable Dividend Date (an "Interim Dividend Period"), the Company shall provide the Holders a subsequent notice to that effect indicating that unless such Holder waives the Equity Conditions Failure, the Dividends shall be paid as Cash Dividends. If there occurs an Equity Conditions Failure (which is not waived in writing by a Holder) during such Interim Dividend Period, then at the option of such Holder, such Holder may require the Company to pay the amount of Dividends (including any portion of the Pre-Dividend Shares (as defined below)) payable on the applicable Dividend Date as a Cash Dividend. If any portion of Dividends for a particular Dividend Date shall be paid in Dividend Shares, then (I) on the applicable Dividend Pre-Payment Date, the Company shall issue to each Holder, in accordance with Section 1(c), a number of shares of Common Stock equal to (x) the amount of Dividends payable on the applicable Dividend Date in Dividend Shares divided by (y) the applicable Initial Dividend Conversion Price (the "Pre-Dividend Shares") and (II) on the applicable Dividend Date, the Company shall deliver a notice setting forth the calculation of the Dividend Balance Shares (and the calculation of the component parts of such calculation) and issue to each Holder, in accordance with Section 1(c), a number of shares of Common Stock equal to any Dividend Balance Shares. All Pre-Dividend Shares and Dividend Shares shall be fully paid and nonassessable shares of Common Stock (rounded up to the nearest whole share).

(c) Payment of Dividends. When any Pre-Dividend Shares and Dividend Shares are to be paid on a Dividend Pre-Payment Date or a Dividend Date, as applicable, then the Company shall (i) credit such aggregate number of Dividend Shares to which such Holder shall be entitled to each Holder's or its designee's balance account with the Depository Trust Company ("DTC") through its Deposit/Withdrawal At Custodian ("DWAC") system and (ii) with respect to each Dividend Date, pay to each Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Dividends.

(d) Participation. In addition to the Dividends referred to in Section 1(a), subject to the rights of the holders, if any, of the Pari Passu Shares (as defined in Section 9(b)), the Holders shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock. The Company shall not declare or pay any dividends on any other Junior Shares or any Pari Passu Shares unless the holders of Preferred Shares then outstanding shall simultaneously receive a dividend on a pro rata basis as if the Preferred Shares had been converted into shares of Common Stock pursuant to Section 2 immediately prior to the record date for determining the stockholders eligible to receive such dividends.

(e) Maximum Percentage. Notwithstanding the foregoing, to the extent that a Holder's right to participate in any such dividend or distribution pursuant to this Section 1 would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such dividend or distribution to such extent) and the portion of such dividend or distribution shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, at which time or times such Holder shall be granted such rights (and any rights under this Section 1 on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(2) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Common Stock on the terms and conditions set forth in this Section 2.

(a) Holder's Conversion Right. Subject to the provisions of Section 8, at any time or times on or after the Issuance Date any Holder shall be entitled to convert any whole number of Preferred Shares, plus the amount of any accrued but unpaid Dividends per Preferred Share then remaining, into fully paid and nonassessable shares of Common Stock in accordance with Section 2(b) at the Conversion Rate (as defined below).

(b) Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(a) shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(c) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

(i)    Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (a "Conversion Date"), a Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's transfer agent (the "Transfer Agent") and (B) if required by Section 2(c)(viii), but without delaying the Company's requirement to deliver shares of Common Stock on the applicable Share Delivery Date (as defined below), surrender to a common carrier for delivery to the Company as soon as practicable on or following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 13) (the "Preferred Stock Certificates").

(ii)    Company's Response. Upon receipt by the Company of copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile or electronic mail, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder's or its designee's balance account with DTC through its DWAC system. In the event that a Holder converts less than all of such Holder's remaining Preferred Shares pursuant hereto, the Stated Value converted shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Conversion Notice or other applicable notice. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(c)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to such Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

(iii)   Additional Conversion Shares. In addition to the foregoing, on each Share Delivery Date, the applicable Make-Whole Amount (the "Additional Conversion Obligations") on the Conversion Amount being converted shall be paid to such Holder in shares of Common Stock ("Additional Conversion Shares") so long as there has been no Equity Conditions Failure; provided, however, that the Company may pay such Additional Conversion Obligations on any Share Delivery Date in cash by wire transfer of immediately available funds ("Cash Additional Conversion Payment") or, provided that there is no Equity Conditions Failure, in a combination of a Cash Additional Conversion Payment and Additional Conversion Shares pursuant to the immediately following sentence. The Company shall pay the Additional Conversion Obligations in the same manner and proportion as the Company indicated in the most recent Dividend Election Notice prior to the applicable date of determination, or, in the case of any conversion occurring prior to the delivery of the first (1st) Dividend Election Notice hereunder, the Company hereby elects to pay any Make-Whole Amounts in Additional Conversion Shares. If the Company is required pursuant to this Section 2(c)(iii) to pay the Additional Conversion Obligations on a Share Delivery Date, in whole or in part, in Additional Conversion Shares, then on the applicable Share Delivery Date, the Company shall, or shall direct the Transfer Agent to, credit each Holder's account with the DTC Fast Automated Securities Transfer Program through its DWAC system with a number of shares of Common Stock (rounded to the nearest whole share in accordance with Section 2(b)) equal to the quotient of (a) the portion of the then applicable Additional Conversion Obligations the Company is required pursuant to this Section 2(c)(iii) to pay in Additional Conversion Shares, divided by (b) the Make-Whole Price in effect as of the applicable Conversion Date. If the Company has subsequently notified each Holder with respect to a Dividend Date on or prior to the applicable Conversion Date that there is an Equity Conditions Failure and the Company is required to pay such Additional Conversion Obligations in Additional Conversion Shares, then, unless a Holder waives the Equity Conditions Failure, the Additional Conversion Obligations shall be paid as Cash Additional Conversion Payment. If the Company is deemed to have elected to pay such Additional Conversion Obligations in Additional Conversion Shares, in whole or in part, and if there was no Equity Conditions Failure as of the applicable Conversion Date but an Equity Conditions Failure occurred between the applicable Conversion Date and any time prior to the applicable Share Delivery Date, the Company shall provide each Holder a notice to that effect indicating that unless such Holder waives the Equity Conditions Failure, the Additional Conversion Obligations shall be paid as a Cash Additional Conversion Payment. If an Equity Conditions Failure occurs (that is not waived in writing by a Holder) during such period, then at the option of such Holder, such Holder may require the Company to pay the amount of Additional Conversion Obligations payable on the applicable Share Delivery Date as a Cash Additional Conversion Payment. All Additional Conversion Shares shall be fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share). The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Additional Conversion Shares.

(iv)   Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price, Closing Bid Price, Weighted Average Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holders the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holders disputing such determination or arithmetic calculation via facsimile or electronic mail within one (1) Business Day of receipt of such Holders' Conversion Notice or other date of determination. If such Holders and the Company are unable to agree upon the determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to such Holders, then the Company shall within one (1) Business Day after approval of the investment bank or outside accountant by the Required Holders submit via facsimile or electronic mail (A) the disputed determination of the Closing Sale Price, Closing Bid Price or Weighted Average Price, as applicable, to an independent, reputable investment bank selected by the Required Holders and approved by the Company, such approval not to be unreasonably withheld, delayed or conditioned or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause, at the Company's expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations; provided, however that in the event the determination or calculation of the investment bank or the accountant, as the case may be, is identical to the determination or calculation of the Company, the expenses of such investment bank or accountant, as the case may be, shall be borne equally among the holders of the Holders who disputed the determination or calculation of the Company. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(v)      Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such Conversion Shares are credited to such Holder's account with DTC.

(vi)     Company's Failure to Timely Convert.

(A) Cash Damages. If the Company shall fail to credit a Holder's balance account with DTC on or prior to the applicable Share Delivery Date (a "Conversion Failure"), then in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement, the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected in an amount equal to one and one half percent (1.5%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and the terms of this Certificate of Designations and (II) any trading price of the Common Stock selected by such Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date. In addition to the foregoing, if the Company shall fail on or prior to the applicable Share Delivery Date to credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion or the Company's Conversion, as applicable, of Preferred Shares or on any date of the Company's obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day a Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after such Holder's request and in such Holder's discretion, either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to credit such Holder's balance account with DTC for the shares of Common Stock to which such Holder is entitled upon such Holder's conversion of the applicable Conversion Amount shall terminate, or (ii) promptly honor its obligation to credit such Holder's balance account with DTC for the shares of Common Stock to which such Holder is entitled upon such Holder's conversion of the applicable Conversion Amount representing such Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by such Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Date. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Shares as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Trading Day after the applicable Share Delivery Date with respect to a conversion of Preferred Shares, then such Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(c)(vi)(A) or otherwise. Thereafter, the Conversion Price of any Preferred Shares returned or retained by a Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(vii) Pro Rata Conversion; Disputes. In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 2(c)(iv). For the avoidance of doubt, if the Company fails on or prior to an applicable Share Delivery Date to deliver to a Holder shares of Common Stock upon conversion because the Company disputes the delivery of such shares and such dispute has subsequently been resolved pursuant to Section 2(c)(iv) for the benefit of such Holder, the Company shall be deemed not to have timely delivered shares upon conversion and such Holder shall be entitled to the remedies set forth in Section 2(c)(vi).

(viii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, no Holder thereof shall be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. Each Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Preferred Shares unless such Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(c)(viii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(c)(viii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE AND ANY REMAINING INSTALLMENT AMOUNTS MAY HAVE BEEN REDUCED IN CONNECTION WITH CERTAIN PAYMENTS.

(d) Taxes.

(i) Any and all payments made by the Company hereunder, including any amounts received on a conversion or redemption of the Preferred Shares and any amounts on account of dividends or deemed dividends, must be made by it without any Tax Deduction, unless a Tax Deduction is required by law. If the Company is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must notify the affected Holders promptly.

(ii) If a Tax Deduction is required by law to be made by the Company, subject to Section 2(d)(i) above, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction, including a Tax Deduction applicable to additional sums payable pursuant to this Section 2(d)) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. For the avoidance of doubt, the Company shall deliver to each Holder the same number of Dividend Shares and/or amount of Cash Dividends that such Holder would have received but for the Tax Deduction. If the Company is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law. The Company hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld.

(iii) As soon as practicable after making a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to each Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

(iv) In addition, the Company agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Preferred Shares ("Other Taxes"). As soon as practicable after making a payment of Other Taxes, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

(v) Notwithstanding anything to the contrary in this Section 2(d), the Company shall not be required to make any payment to any holder under Section 2(d)(ii) in respect of a Tax Deduction to the extent that such Tax Deduction resulted from the failure of such holder comply with Section 4(u) of the Securities Purchase Agreement.

(vi) The obligations of the Company under this Section 2(d) shall survive the Maturity Date of the Preferred Shares and the payment for the Preferred Shares and all other amounts payable hereunder.

(e) Adjustments to Fixed Conversion Price. The Fixed Conversion Price will be subject to adjustment from time to time as provided in this Section 2(e).

(i) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2(e)(i) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Fixed Conversion Price in effect immediately prior to such issuance or sale (a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(e)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(e)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(e)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(e)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale.

(C) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(e)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received or receivable therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt of such publicly traded securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company; provided, however, that in the event the determination of such appraiser is identical to the fair value of such consideration as determined by the Company, the fees and expenses of such appraiser shall be borne equally among the Holders who disputed the valuation of the Company.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii) Adjustment of Fixed Conversion Price upon Subdivision of Common Stock. If the Company at any time after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.

(iii) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(e) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Fixed Conversion Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Fixed Conversion Price as otherwise determined pursuant to this Section 2(e).

(iv) Voluntary Adjustment By Company. The Company may at any time, with the prior written consent of the Required Holders, reduce the then current Fixed Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(f) Notices.

(i) Immediately upon any adjustment of the Fixed Conversion Price pursuant to Section 2(e), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(c)(iv).

(ii) The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii) The Company will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(3) Redemption at Option of Holders.

(a) Triggering Event. A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(i) while the Registration Statement is required to be maintained, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holders for the issuance and sale of the shares upon conversion of the Preferred Shares, and such lapse or unavailability continues for a period of five (5) consecutive Trading Days or for more than an aggregate of twenty (20) days in any 365-day period;

(ii) (A) the suspension from trading for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

(iii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date, (B) the occurrence of two (2) or more Conversion Failures or (C) written notice to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations, other than pursuant to Section 8;

(iv) at any time following the tenth (10th) consecutive Business Day that a Holder's Authorized Share Allocation (as defined in Section 6(a)) is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Conversion Amount of the Preferred Shares (without regard to any limitations on conversion set forth in Section 8 or otherwise);

(v) the Company's failure to pay to a Holder any amounts when and as due pursuant to this Certificate of Designations or any other Transaction Document;

(vi) any default under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries;

(vii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, "Bankruptcy Law"), (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "Custodian"), (d) makes a general assignment for the benefit of its creditors or (e) admits in writing that it is generally unable to pay its debts as they become due;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company or any of its Subsidiaries in an involuntary case, (b) appoints a Custodian of the Company or any of its Subsidiaries or (c) orders the liquidation of the Company or any of its Subsidiaries;

(ix) a final judgment or judgments for the payment of money aggregating in excess of $350,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $350,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to such Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(x) other than as specifically set forth in another clause of this Section 3(a), the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(xi) any breach or failure in any respect to comply with Section 4 of this Certificate of Designations;

(xii) the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least five (5) Business Days;

(xiii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Conditions Failure or as to whether any Event of Default has occurred; or

(xiv) the Company shall fail to maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program or otherwise fail to credit or be unable to credit shares required to be delivered to a Holder pursuant to the terms of this Certificate of Designations to such Holder's account with the DTC Fast Automated Securities Transfer Program through its DWAC system; or

(xv) any material damage to, or loss, theft or destruction of a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement).

(b) Redemption Option Upon Triggering Event. In addition to all other rights of the Holders contained herein, after a Triggering Event, each Holder shall have the right, at such Holder's option, to require the Company to redeem (a "Triggering Event Redemption") all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the sum of (i) the greater of (A) 120% of the Conversion Amount and (B) the product of (1) the Conversion Amount subject to the Notice of Redemption at Option of Holder (as defined below) and (2) the quotient determined by dividing (x) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date such Holder delivers the Notice of Redemption at Option of Holder, by (y) the lowest Fixed Conversion Price in effect during such period and (ii) the Make-Whole Amount per Preferred Share being redeemed (the sum of the foregoing clauses (i) and (ii), the "Triggering Event Redemption Price").

(c) Mechanics of Redemption at Option of Buyer. Within one (1) Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier ("Notice of Triggering Event") to each Holder. At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, any Holder may require the Company to redeem up to all of such Holder's Preferred Shares by delivering written notice thereof via facsimile or electronic mail and overnight courier ("Notice of Redemption at Option of Holder") to the Company, which Notice of Redemption at Option of Holder shall indicate the number of Preferred Shares that such Holder is electing to redeem.

(d) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any Holder, the Company shall within one (1) Business Day of such receipt notify each other Holder by facsimile or electronic mail of the Company's receipt of such notice(s). The Company shall deliver on the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder (the "Triggering Event Redemption Date") by wire transfer of immediately available funds, an amount in cash equal to the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder. To the extent redemptions required by this Section 3 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders. In the event less than all of a Holder's remaining Preferred Shares are redeemed pursuant hereto, the Stated Value redeemed shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Notice of Redemption at Option of Holder or other applicable notice. The Holders and Company agree that in the event of the Company's redemption of any Preferred Shares under this Section 3, the Holders' damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this Section 3 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty.

(e) Void Redemption. In the event that the Company does not pay a Redemption Price within the applicable time period, at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile or electronic mail (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Redemption Notice of Holder shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Stock during the period beginning on the date on which the Redemption Notice is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

(f) Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of any Redemption Price, such dispute shall be resolved pursuant to Section 2(c)(iv) above with the term "Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to such Holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

(4)          Redemption by the Company.

(a)            Company Installment Conversion or Redemption.

(i) General. On each applicable Installment Date, provided there has been no Equity Conditions Failure as of the applicable notice or payment dates, the Company shall convert from each Holder of the Preferred Shares its Pro Rata Portion of the Installment Amount due on such date by converting all or some of such Installment Amount into Common Stock, in accordance with this Section 4(a) (a "Company Conversion"); provided, however, that the Company may, at its option following notice to the Holders, pay the Installment Amount by redeeming such Installment Amount in cash (a "Company Redemption") or, provided that there has been no Equity Conditions Failure, by any combination of a Company Conversion and a Company Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 4. On or prior to the date which is the eighteenth (18th) Trading Day prior to each Installment Date (each, an "Installment Notice Due Date"), the Company shall deliver written notice (each, a "Company Installment Notice" and the date all of the Holders receive such notice is referred to as the "Company Installment Notice Date"), to each Holder which Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of the Preferred Shares shall be converted into Common Stock in whole or in part pursuant to a Company Conversion (such amount to be converted, including any accrued Additional Amount related to the applicable Preferred Shares, the "Company Conversion Amount"), (B) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with the provisions of this Certificate of Designations, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption (such amount to be redeemed, including any accrued Additional Amount related to the applicable Preferred Shares, the "Company Redemption Amount") and the portion, if any, that the Company elects to convert pursuant to a Company Conversion which amounts when added together, must at least equal the applicable Installment Amount, (ii) if the Installment Amount is to be paid, in whole or in part, in Common Stock pursuant to a Company Conversion, certify that the Equity Conditions have been satisfied as of the applicable Company Installment Notice Date and (iii) states the number of issued and outstanding shares of Common Stock as of such Company Installment Notice Date. Each Company Installment Notice shall be irrevocable. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 4(a)(i), then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that the Equity Conditions in connection with any such conversion on the applicable Company Installment Notice Date and Installment Date have been satisfied. Except as expressly provided in this Section 4(a)(i), the Company shall convert and/or redeem the applicable Installment Amount of the Preferred Shares pursuant to this Section 4(a) pro rata among the Preferred Holders. The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 4(a)) shall be converted in accordance with Section 4(a)(ii) and the Company Redemption Amount shall be redeemed in accordance with Section 4(a)(iii). Notwithstanding anything herein to the contrary, in the event of any partial conversion or redemption of any Preferred Share Certificate, the Principal amount converted or redeemed shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless a Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice or Redemption Notice, as applicable.

(ii) Mechanics of Company Conversion. (1) If the Company delivers a Company Installment Notice and confirms, or is deemed to have confirmed, in whole or in part, a Company Conversion in accordance with Section 4(a), then on the date which is the fifteenth (15th) Trading Day prior to each Installment Date (each, a "Installment Pre-Payment Date"), the Company shall, or shall direct the Transfer Agent to credit each Holder's account with DTC for a number of shares of Common Stock equal to each Holder's quotient of (A) such Company Conversion Amount for such Holder divided by (B) the Initial Company Conversion Price (the "Pre-Installment Conversion Shares"). On the applicable Installment Date, the Company shall deliver a notice setting forth the calculation of the Installment Balance Conversion Shares (and the calculation of the component parts of such calculation) to each Holder and shall, or shall direct the Transfer Agent to, credit such Holder's account with DTC for a number of additional shares of Common Stock, if any, equal to each Holder's Installment Balance Conversion Shares. In accordance with Section 3(b), if a Triggering Event occurs during the period from any Company Installment Notice Date through the Installment Date a Holder may elect a Triggering Event Redemption in accordance with Section 3(b).

(iii) Further Company Conversion Mechanics. All Pre-Installment Conversion Shares and Installment Balance Conversion Shares shall be fully paid and nonassessable shares of Common Stock (rounded to the nearest whole share). If the Equity Conditions are not satisfied as of the Company Installment Notice Date, then unless the Company has elected to redeem such Installment Amount in cash, the Company Installment Notice shall indicate that unless a Holder waives the Equity Conditions, the Installment Amount shall be redeemed in cash. If the Company confirmed (or is deemed to have confirmed by operation of Section 4(a)) the conversion of the applicable Company Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Company Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 4(a)) but an Equity Conditions Failure occurred between the applicable Company Installment Notice Date and any time through the applicable Installment Date, the Company shall provide each Holder a subsequent notice to that effect. If the Equity Conditions are not satisfied (or waived in writing by a Holder) during such period, then at the option of any Holder designated in writing to the Company, such Holder may require the Company to do either one or both of the following: (i) the Company shall redeem all or any part designated by a Holder of the Company Conversion Amount (including at the election of such Holder, such amount converted to Pre-Installment Conversion Shares in which case such Holder shall return such Pre-Installment Conversion Shares, which such Holder has not otherwise sold, transferred or disposed of, to the Company) (such designated amount is referred to as the "First Redemption Amount") on such Installment Date and the Company shall pay to each Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 125% of such First Redemption Amount, and/or (ii) the Company Conversion shall be null and void with respect to all or any part designated by a Holder of the unconverted Company Conversion Amount and such Holder shall be entitled to all the rights of a holder of Preferred Shares with respect to such amount of the Company Conversion Amount; provided, however, that the Conversion Price for such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lowest of (a) the then applicable Conversion Price, (b) the Company Conversion Price as in effect on the date on which such Holder voided the Company Conversion and (c) the Company Conversion Price as in effect on the date on which such Holder delivers a Conversion Notice relating thereto. If the Company fails to redeem any First Redemption Amount on or before the applicable Installment Date, by payment of such amount on the applicable Installment Date, then such Holder shall have the rights set forth in Section 3(a)(v) as if the Company failed to pay the applicable Company Installment Redemption Price (as defined below) and all other rights as a holder of Preferred Shares (including, without limitation, such failure constituting a Triggering Event described in Section 3(a)(v)). Notwithstanding anything to the contrary in this Section 4(b), but subject to Section 8, until the Company credit such Holder's account with DTC for the shares of Common Stock representing the Company Conversion Amount to such Holder, the Company Conversion Amount may be converted by such Holder into Common Stock pursuant to Section 2. In the event that a Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless such Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice or other applicable notice.

(iv) Mechanics of Company Redemption. If the Company elects a Company Redemption in accordance with Section 4(a)(i), then the Company Redemption Amount which is to be paid to each Holder on the applicable Installment Date shall be redeemed by the Company, and the Company shall pay to each Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash (the "Company Installment Redemption Price") equal to 100% of the Company Redemption Amount. If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then (i) each Holder shall have the rights set forth in Section 3(a)(v) as if the Company failed to pay the applicable Company Installment Redemption Price and all other rights as a Holder of Preferred Shares (including, without limitation, such failure constituting a Triggering Event described in Section 3(a)(v)) and (ii) at the option of such Holder designated in writing to the Company (any such designation shall be deemed a "Conversion Notice" pursuant to Section 2(c)), such Holder may require the Company to convert all or any part of the Company Redemption Amount at the Company Conversion Price as in effect on the applicable Installment Date. Conversions required by this Section 4(a)(iv) shall be made in accordance with the provisions of Section 2. Notwithstanding anything to the contrary in this Section 4(a)(iv), but subject to Section 8, until the Company Installment Redemption Price (together with any interest thereon) is paid in full, the Company Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 2. In the event that a Holder elects to convert the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted in reverse order starting from the final Installment Amount to be paid hereunder on the final Installment Date, unless such Holder otherwise indicates and allocates among any Installment Dates hereunder in the applicable Conversion Notice or other applicable notice.

(v) Deferred Installment Amount. Notwithstanding any provision of this Section 8 to the contrary, each Holder may, at its option and in its sole discretion, deliver a written notice to the Company no later than the Business Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred (such amount(s) deferred, the "Deferral Amount") until any subsequent Installment Date selected by such Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, the Installment Amount to be paid on such subsequent Installment Date and such Deferral Amount shall continue to accrue Dividends hereunder. Any notice delivered by a Holder pursuant to this Section 4(a)(v) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.

(b)           Other than as specifically permitted by this Certificate of Designations, the Company may not redeem any of the outstanding Preferred Shares and any unpaid Dividends thereon.

(5) Other Rights of Holders.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements, if so requested by any Holder, to deliver to each Holder in exchange for such Holder's Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and dividend rate equal to the Stated Value and the Dividend Rate of the Preferred Shares, having similar conversion rights and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. No later than (i) thirty (30) days prior to the occurrence or consummation of any Fundamental Transaction or (ii) if later, the first Trading Day following the date the Company first becomes aware of the occurrence or potential occurrence of a Fundamental Transaction, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to each Holder. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term "Company" under this Certificate of Designations (so that from and after the date of such Fundamental Transaction, each and every provision of this Certificate of Designations referring to the "Company" shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Certificate of Designations with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Certificate of Designations, and, solely at the request of a Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Certificate of Designations) to such Holder in exchange for such Holder's Preferred Shares a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to the Preferred Shares and convertible for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the "Successor Capital Stock") equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon conversion of such Holder's Preferred Shares (without regard to any limitations on the conversion of the Preferred Shares set forth in this Certificate of Designations) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to Holder shall equal the greater of (A) the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash ("Non-Cash Consideration"), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 3(c)(iii) with the term "Non-Cash Consideration" being substituted for the term "Conversion Rate") that such Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had such Holder's Preferred Shares been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares set forth in this Certificate of Designations) (the "Aggregate Consideration") divided by (ii) the per share Closing Sale Price of such corresponding Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction) and (B) the product of (A) the Aggregate Consideration and (B) the highest exchange ratio pursuant to which any stockholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder's right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and) and, such security shall be satisfactory to such Holder, and with an identical conversion price to the Conversion Price hereunder (such adjustments to the conversion price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of the Preferred Shares that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by such Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to each Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the occurrence or consummation of the Fundamental Transaction, as elected by such Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the conversion of the Preferred Shares prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that such Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had the Preferred Shares been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of the Preferred Shares set forth in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section 5(a) shall apply similarly and equally to successive Fundamental Transactions.

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder's right to participate in any such Purchase Right would result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then such Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time or times as its right thereto would not result in such Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(c) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a "Corporate Event"), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, each Holder will thereafter have the right to receive upon conversion of such Holder's Preferred Shares at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by a Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of such Holder's Preferred Shares prior to such Corporate Event (but not in lieu of such items still issuable under Sections 1(d) and 5(b), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which such Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had such Holder's Preferred Shares been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of the Preferred Shares). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events.

(6)                 Reservation of Shares.

(a)               The Company shall initially reserve 9,501,850 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) shares of Common Stock for issuances upon conversion of the Preferred Shares and shall thereafter have sufficient authorized and unissued shares of Common Stock to effect the conversion of the Preferred Shares at the Conversion Rate (without regard to any limitations or restrictions herein on any such conversion) with respect to the Conversion Amount of each such Preferred Share (the "Required Reserve Amount"). The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the Required Reserve Amount; provided, however, that any Pre-Dividend Shares and Dividend Shares issued by the Company shall not be issued from any Common Stock so reserved. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares (other than pursuant to a transfer of Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders, pro rata based on the number of Preferred Shares then held by such Holders.

(b)               Insufficient Authorized Shares. If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if at such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C.

(7) Voting Rights. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such Holder's Preferred Shares would be convertible on the record date for the vote or consent of stockholders, but in lieu of using the Conversion Price in effect as of such record date, such votes shall be calculated based on the higher of (i) the then existing Conversion Price and (ii) $1.16 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction from and after the Subscription Date), and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Each Holder shall be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders, in which case the Holders only shall vote as a separate class.

(8) Limitation on Conversions.

(a)               Beneficial Ownership. The Company shall not effect the conversion of any portion of a Holder's Preferred Shares, and such Holder shall not have the right to convert any portion of such Holder's Preferred Shares, to the extent that after giving effect to such conversion, such Holder together with such Holder's other Attribution Parties collectively would beneficially own in excess of 4.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and such Holder's other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all such Holder's other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of such Holder's Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of Preferred Shares beneficially owned by such Holder or any of such Holder's other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by such Holder or any of such Holder's other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 8(a). For purposes of this Section 8(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Holder's Preferred Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company's most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the "Reported Outstanding Share Number"). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder's beneficial ownership, as determined pursuant to this Section 8(a), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares, by a Holder and any other Attribution Party of such Holder since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Holder's Preferred Shares results in such Holder and such Holder's other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Holder's and such Holder's other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (the "Excess Shares") shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, a Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and such Holder's other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Certificate of Designations in excess of the Maximum Percentage shall not be deemed to be beneficially owned by a Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(a) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 8(a) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor Holder.

(b)               Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock pursuant to the terms of this Certificate of Designations, and the Holders shall not have the right to receive any shares of Common Stock pursuant to the terms of this Certificate of Designations, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to this Certificate of Designations or otherwise without breaching the Company's obligations under the rules or regulations of the Principal Market (the "Exchange Cap") except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Holder shall be issued in the aggregate, pursuant to the terms of this Certificate of Designations, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of all Preferred Shares issued to the Holders pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each such Holder, the "Exchange Cap Allocation"). In the event that any Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any Holder shall convert all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Shares then held by each such Holder.

(c)               Baby Shelf Rules. The Company shall not be obligated to issue any shares of Common Stock pursuant to the terms of this Certificate of Designations, and the Holders shall not have the right to receive any shares of Common Stock pursuant to the terms of this Certificate of Designations, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Holders may receive pursuant to this Certificate of Designations without exceeding any applicable limitations pursuant to applicable securities laws (the "Baby Shelf Cap"). No Holder shall be issued in the aggregate, pursuant to the terms of this Certificate of Designations, shares of Common Stock in an amount greater than the product of the Baby Shelf Cap multiplied by a fraction, the numerator of which is the number of Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of all Preferred Shares issued to the Holders pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each such Holder, the "Baby Shelf Cap Allocation"). In the event that any Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Baby Shelf Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Baby Shelf Cap Allocation allocated to such transferee. In the event that any Holder shall convert all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Baby Shelf Cap Allocation, then the difference between such holder's Baby Shelf Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Baby Shelf Cap Allocations of the remaining Holders on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Shares then held by each such Holder.

(9) Change of Control Redemption Right; Dissolution, Winding-Up.

(a) Change of Control. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to each Holder (a "Change of Control Notice") setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date (as defined below) if then known. At any time during the period (the "Change of Control Period") beginning after a Holder's receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, such Holder may require the Company to redeem (a "Change of Control Redemption") all or any portion of such Holder's Preferred Shares by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount such Holder is electing to redeem. Any Preferred Shares subject to redemption pursuant to this Section 9(a) shall be redeemed by the Company in cash at a price equal to the sum of (I) the greater of (i) 125% of the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the greatest Closing Sale Price of the Common Stock during the period commencing as of the Trading Day immediately prior to the public announcement of such proposed Change of Control and ending as of the Trading Day immediately prior to the consummation of such Change of Control by (2) the lowest Fixed Conversion Price in effect during such period and (II) the applicable Make-Whole Amount for the Preferred Shares being redeemed (the "Change of Control Redemption Price"). The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within five (5) Trading Days after the Company's receipt of such notice otherwise (the "Change of Control Redemption Date"). To the extent redemptions required by this Section 9(a) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 9(a), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 9(a) may be converted, in whole or in part, by any Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to the Company's Common Stock pursuant to Section 2(c). In the event of a partial redemption of the Preferred Shares pursuant hereto, the Stated Value redeemed shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Change of Control Redemption Notice or other applicable notice. The parties hereto agree that in the event of the Company's redemption of any portion of the Preferred Shares under this Section 9(a), the Holders' damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this Section 9(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then each Holder shall have the right to void the redemption pursuant to Section 3(e).

(b) Liquidation. In the event of a Liquidation Event, each Holder shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the Junior Shares, an amount per Preferred Share equal to the sum of the Conversion Amount plus the Make-Whole Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all Holders and Pari Passu Shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 2, to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of, shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

(10)     Insufficient Assets. If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible Conversion Amount that it can redeem on such date, pro rata among the holders of the Preferred Shares to be redeemed in proportion to the aggregate number of Preferred Shares outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to redeem the remaining Conversion Amount of the Preferred Shares, the Company shall use such assets, at the end of the then current calendar month, to redeem the balance of such Conversion Amount of the Preferred Shares, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such calendar month for any other purpose. Dividends on the Preferred Shares that have not been redeemed shall continue to accrue until such time as the Company redeems the Preferred Shares. The Company shall pay to each Holder the applicable Redemption Price without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price could reasonably be expected to result in personal liability to the directors of the Company.

(11)        Ranking. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event. The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company, provided, that the maturity date (or any other date requiring redemption, repayment or any other payment, including, without limitation, dividends in respect of any such preferred shares) of any such junior preferred shares is not on or before 91 days after the Maturity Date. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may not be pari passu with, or junior to, any Capital Stock of the successor entity) and no merger shall result inconsistent therewith.

(12)        Vote to Change the Terms of or Issue Preferred Shares. In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may:

(a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

(b) increase or decrease (other than by conversion) the authorized number of shares of Preferred Shares;

(c) amend any provision of the Certificate of Designation with respect to the Preferred Shares; or

(d) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.

Any Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately cancelled and shall not be reissued, sold or transferred.

(13)       Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by such Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if such Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

(14)         Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by such Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(15)      Construction. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all initial Holders and shall not be construed against any person as the drafter hereof.

(16)      Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(17)      Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Certificate of Designations must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

(a) if to the Company, to:

Net Element, Inc.

3363 NE 163rd Street, Suite 705

North Miami Beach, FL 33160

Attention: Chief Legal Officer

Facsimile: (786) 272-0696

Telephone: (786) 923-0515

E-mail: swolberg@netelement.com

with a copy to:

Snell & Wilmer L.L.P.

600 Anton Boulevard, 14th Floor

Costa Mesa, CA 92626

Attention: Serge V. Pavluk

Facsimile: 714-427-7799

Telephone: 714-427-7442

E-mail: spavluk@swlaw.com

(b) if to a Holder, at such address, e-mail address or facsimile numbers as may have been furnished to the Company in writing.

or to such other address, facsimile number and/or email-address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designation, including in reasonable detail a description of such action. The Company may update its notice information by written notice to the Holders in accordance herewith.

(18)       Transfer of Preferred Shares. A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws.

(19)       Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(20)        Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the Principal Market and the DGCL. This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(21)        Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company shall so indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(22)        [Intentionally omitted]

(23)        Independent Nature of Holders' Obligations and Rights. The rights and obligations of each Holder under any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute any Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Certificate of Designations or out of any other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

(24)        Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a)      "Additional Amount" means, on a per Preferred Share basis, the product of (A) the result of the following formula: (Dividend Rate)(N/365) and (B) the Stated Value.

(b)      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that "control" of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(c)      "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(d) "Attribution Parties" means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by any Holder's investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of any Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with any Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company's Common Stock would or could be aggregated with any Holder's and such Holder's other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively each Holder and all such Holder's other Attribution Parties to the Maximum Percentage.

(e)      "Bloomberg" means Bloomberg Financial Markets.

(f)      "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(g)      "Capital Stock" means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(h)      "Change of Control" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(i)  "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(c)(iv). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(j)  "Common Stock" means (i) the Company's common stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(k)  "Company Conversion Price" means, with respect to any Installment Date or other applicable date of determination, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable Installment Date or other applicable date of determination.

(l)  "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(m) "Conversion Amount" means the sum of (A) the Stated Value and (B) the Additional Amount.

(n) "Conversion Price" means (i) $1.74, subject to adjustment as provided herein (the price set forth in this clause (i), the "Fixed Conversion Price") or (ii) with respect to a Qualifying Conversion, the lower of (I) the Fixed Conversion Price and (II) the Market Price as in effect on the applicable date of determination (the price set forth in this clause (ii), the "Alternative Conversion Price").

(o) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(p) "Dividend Balance Shares" means, for any Dividend Date, a number of shares of Common Stock equal to (i) the Post-Dividend Shares with respect to such Dividend Date minus (ii) the amount of any Pre-Dividend Shares delivered on the related Dividend Pre-Payment Date; provided that in the event that the amount of Pre-Dividend Shares exceeds the Post-Dividend Shares for such date (such excess, the "Dividend Shares Excess"), the Dividend Balance Shares shall equal zero (0) for such date and in no event shall (x) any Dividend Shares Excess reduce the number of Pre-Dividend Shares payable on the next Dividend Pre-Payment Date, if any, and (y) any Holder be required to return any Dividends Shares Excess to the Company.

(q) "Dividend Conversion Price" means, with respect to any Dividend Date or other applicable date of determination, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable Dividend Date or other applicable date of determination.

(r) "Dividend Notice Due Date" means the eighteenth (18th) Trading Day prior to the applicable Dividend Date.

(s)  "Dividend Pre-Payment Date" means the fifteenth (15th) Trading Day prior to the applicable Dividend Date.

(t)      "Dividend Rate" means (A) nine percent (9.0%) per annum and (B) for the period from and after the occurrence of a Triggering Event through such time that such Triggering Event is cured, eighteen percent (18%) per annum.

(u)     "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market or The NASDAQ Global Market.

(v)      "Equity Conditions" means: (A) on each day during the Equity Conditions Measuring Period, all shares of Common Stock issued and issuable pursuant to the terms of this Certificate of Designations (without regard to any limitation or restriction on conversion or exercise set forth herein), including, without limitation, the Pre-Dividend Shares and the Dividend Shares issuable on the applicable Dividend Pre-Payment Date or Dividend Date, as applicable, and the shares of Common Stock issuable upon conversion of the Conversion Amount that is subject to the applicable Company Conversion, as applicable, requiring the satisfaction of the Equity Conditions, shall be either (x) issued or, to the extent not yet issued, issuable without restrictive legends and shall be eligible for sale without restriction or limitation pursuant to Rule 144 of the Securities Act and without the need for registration under any applicable federal or state securities laws or (y) be subject to an effective registration statement; (B) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or an Eligible Market and shall not have been suspended from trading from all such exchanges or markets nor shall proceedings for such delisting or suspension from any applicable exchanges or markets have been commenced, threatened or pending either, in the case of such exchange or market in writing by such exchange or market (provided, however, that in the event proceedings for such delisting or suspension have been threatened or commenced, the Company shall have ninety (90) days from such threat or commencement, whichever is earlier, to cure such failure before it is deemed, for all purposes hereunder, to have failed to satisfy such Equity Condition); (C) on each day during the Equity Conditions Measuring Period, the Company shall have delivered Common Stock upon conversion of the Preferred Shares on a timely basis as set forth in Section 2(c) hereof; (D) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 8 hereof or the rules or regulations of the applicable Eligible Market; (E) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within ten (10) Business Days of when such payment is due pursuant to any Transaction Document; (F) during the Equity Conditions Measuring Period, there shall not have occurred either (1) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (2) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (G) the Company shall have no knowledge of any fact that would cause all shares of Common Stock issued and issuable pursuant to the terms of this Certificate of Designations not to be eligible for sale without restriction or limitation pursuant to Rule 144 of the Securities Act and without the need for registration (other than as required under the Registration Statement) under any applicable federal or state securities laws; (H) the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document; (I) the Company shall have obtained the Stockholder Approval (as defined in the Securities Purchase Agreement); (J) on each day during Equity Conditions Measuring Period, no Holder shall be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agent or affiliates; (K) the shares of Common Stock issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market; (L) the daily dollar trading volume of the Common Stock as reported by Bloomberg shall be at least $350,000 on no less than ten (10) Trading Days during the twenty (20) consecutive Trading Day immediately preceding the applicable date of determination; (M) the arithmetic average of the daily dollar trading volume of the Common Stock as reported by Bloomberg during the twenty (20) consecutive Trading Day immediately preceding the applicable date of determination shall be no less than $350,000; (N) the arithmetic average of the Weighted Average Prices of the Common Stock on each Trading Day during the Equity Conditions Measuring Period exceeds $0.53 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date); and (O) on each day during the Equity Conditions Measuring Period, the Company is in compliance with the requirement set forth in Rule 144(c)(1).

(w) "Equity Conditions Failure" means that on any day during the period commencing ten (10) Trading Days prior to the applicable date of determination through the applicable date of determination, the Equity Conditions have not been satisfied (or waived in writing by such Holder).

(x) "Equity Conditions Measuring Period" means each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.

(y) "Equity Interests" means (i) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (ii) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(z) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(aa)        "Excluded Securities" means no more than an aggregate pursuant to all of the following events of 2,345,564 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Subscription Date) (the "Excluded Securities Cap") issued or issuable or deemed to be issued in accordance with Section 2(e) hereof by the Company: (A) under any Approved Stock Plan; (B) in accordance with the terms of this Certificate of Designations; provided, that the Certificate of Designations is not amended, modified or changed on or after the Subscription Date; (C) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided, that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date, (D) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to an unaffiliated Person (or to the equity holders of an unaffiliated Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities for the purpose of raising capital or to an entity whose primary business is investing in securities or (E) in accordance with the terms of any securities issued to any of the initial Holders; provided, however, that the Excluded Securities Cap shall not apply to, and the Excluded Securities Cap shall be calculated irrespective of any restricted shares of Common Stock with respect to which the Company has not and will not file a registration statement for the issuance or resale of such shares pursuant to the Securities Act, and which are issued in connection with (i) the acquisition from Maglenta Enterprises Inc. and Champfremont Holding Ltd. of all of the issued and outstanding equity interests of the PayOnline group of companies consisting of PayOnline System LLC, Innovative Payment Technologies LLC, Polimore Capital Limited and Brosword Holding Limited, by TOT Group Europe, Ltd., a Subsidiary of the Company, and (ii) pursuant to the foregoing clause (D).

(bb)        "Fixed Conversion Price" shall have the meaning set forth in clause (i) of the definition of "Conversion Price".

(cc)        "Fundamental Transaction" means (i) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (c) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (1) 50% of the outstanding shares of Common Stock, (2) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (3) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (1) at least 50% of the outstanding shares of Common Stock, (2) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (3) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (e) reorganize, recapitalize or reclassify its Common Stock, (ii) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (a) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (b) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (c) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (iii) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(dd)        "GAAP" means United States generally accepted accounting principles, consistently applied.

(ee)        "Group" means a "group" as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(ff) "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(gg)        "Initial Company Conversion Price" means, with respect to any Installment Pre-Payment Date or other applicable date of determination, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable Installment Pre-Payment Date or other applicable date of determination.

(hh)        "Initial Dividend Conversion Price" means, with respect to any Dividend Pre-Payment Date or other applicable date of determination, that price which shall be the lowest of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable Dividend Pre-Payment Date or other applicable date of determination.

(ii)        "Installment Amount" means with respect to each Installment Date, an amount equal to the sum of (i) the aggregate Stated Amount of the lesser of (A) one thousand (1,000) Preferred Shares (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) and (B) the number of Preferred Shares outstanding on such Installment Date, (ii) any Deferral Amount deferred pursuant to Section 4(a)(v) and included in such Installment Amount, (iii) the applicable Make-Whole Amount for the Preferred Shares included in such Installment Amount and (iv) any accrued and unpaid Dividends with respect to such Preferred Shares, as any such Installment Amount for each Holder may be reduced pursuant to the terms hereof, whether upon conversion, redemption or otherwise. In the event a Holder shall sell or otherwise transfer or assign any Preferred Shares, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder.

(jj) "Installment Balance Conversion Shares" means, for any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Conversion Shares with respect to such Installment Date minus (ii) the amount of any Pre-Installment Conversion Shares delivered on the related Installment Pre-Payment Date; provided that in the event that the amount of Pre-Installment Conversion Shares exceeds the Post-Installment Conversion Shares for such date, (such excess, the "Installment Shares Excess"), the Installment Balance Conversion Shares shall equal zero (0) for such date and in no event shall any Installment Shares Excess reduce the number of Pre-Installment Conversion Shares payable on the next Installment Pre-Payment Date, if any

(kk) "Installment Date" means, the last Trading Day of each calendar month through the Maturity Date, with the first Installment Date being May 29, 2015.

(ll) "Issuance Date" means April 30, 2015.

(mm)      "Lead Investor" means [                ].

(nn)       "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

(oo)       "Make-Whole Amount" means, the amount of any Dividends per applicable Preferred Share that, but for the event requiring the payment of the Make-Whole Amount, would have accrued with respect to such Preferred Share if the Preferred Shares had remained outstanding for the period from such event through the Maturity Date.

(pp)       "Make-Whole Price" means. with respect to any Conversion Date or other applicable date of determination, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) the Market Price as in effect on the applicable related Conversion Date or other applicable date of determination.

(qq) "Market Price" means 92% of the lowest of (i) the arithmetic average of the three (3) lowest Weighted Average Prices of the Common Stock during the fifteen (15) consecutive Trading Day period ending on the Trading Day immediately preceding the applicable date of determination, (ii) the Weighted Average Price of the Common Stock on the Trading Day immediately preceding the applicable date of determination and (iii) the Weighted Average Price of the Common Stock on the applicable date of determination. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or other similar transaction during such period.

(rr) "Maturity Date" means April 30, 2017.

(ss) "N" means the number of days from, but excluding, the last Dividend Date with respect to which dividends have been paid in full by the Company on the applicable Preferred Share, or the Issuance Date if no Dividend Date has occurred.

(tt) "Option Value" means the value of an Option based on the Black and Scholes Option Pricing model obtained from the "OV" function on Bloomberg determined as of (i) the Trading Day prior to the public announcement of the applicable Option if the issuance of such Option is publicly announced or (ii) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (a) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (b) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of (i) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (ii) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (c) the underlying price per share used in such calculation shall be the highest Weighted Average Price during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance, (d) a zero cost of borrow and (e) a 360 day annualization factor.

(uu)        "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(vv)        "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ww)        "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xx)        "Pro Rata Portion" means, for each Holder, at any time of determination, a fraction the numerator of which is the number of Preferred Shares held by such Holder on the Issuance Date and the denominator of which is the total number of Preferred Shares issued on the Issuance Date. In the event that a Holder shall sell or otherwise transfer any of its Preferred Shares, the transferee shall be allocated a pro rata portion of the transferring Holder's Pro Rata Portion.

(yy)        "Post-Dividend Shares" means, for any Dividend Date and without taking into account the delivery of any Pre-Dividend Shares, that number of shares of Common Stock equal to the applicable amount of Dividends to be paid in Dividend Shares for such Dividend Date divided by the Dividend Conversion Price, rounded up to the nearest whole number.

(zz)        "Post-Installment Conversion Shares" means, for any Installment Date and without taking into account the delivery of any Pre-Installment Conversion Shares, that number of shares of Common Stock equal to the applicable Company Conversion Amount for such Installment Date divided by the Company Conversion Price, rounded up to the nearest whole number.

(aaa)      "Principal Market" means The NASDAQ Capital Market.

(bbb)      "Qualifying Conversion" means conversion of a Conversion Amount not exceeding on any given Trading Day three (3) times the Installment Amount due on the Installment Date immediately following the applicable date of determination.

(ccc)      "Redemption Dates" means, collectively, the Triggering Event Redemption Date, the Change of Control Redemption Date, any Installment Date and the date of any other redemption set forth herein, each of the foregoing, individually, a "Redemption Date".

(ddd)      "Redemption Prices" means, collectively, the Triggering Event Redemption Price, the Change of Control Redemption Price, any Installment Amount and any other redemption price set forth herein (including in each case any interest, damages and Make-Whole Amount thereon), each of the foregoing, individually, a "Redemption Price".

(eee)      "Registration Statement" means the Company's Registration Statement on Form S-3 (File number 333-199432).

(fff)      "Required Holders" means the holders of Preferred Shares representing at least sixty-five percent (65%) of the aggregate Preferred Shares then outstanding and shall include the Lead Investor so long as the Lead Investor or any of its Affiliates holds any Preferred Shares.

(ggg)      "Securities Act" means the Securities Act of 1933, as amended.

(hhh)      "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein.

(iii) "Stated Value" means. Per Preferred Share, $1,000, subject to adjustment to preserve such value for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events relating to the Preferred Shares after the Subscription Date.

(jjj) "Subject Entity" means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(kkk)    "Subscription Date" means April 30, 2015.

(lll) "Subsidiaries" means any joint venture or entity in which the Company, directly or indirectly, owns capital stock or an equity or similar interest, including any Subsidiaries formed or acquired after the Subscription Date.

(mmm) "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(nnn)   "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

(ooo)   "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under this Certificate of Designations including any constructive payment or any payment in a form other than cash.

(ppp)   "Trading Day" means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(qqq)   "Transaction Documents" means this Certificate of Designations, the Securities Purchase Agreement and each of the other agreements entered into by the parties to the Securities Purchase Agreement in connection with the transactions contemplated by the Securities Purchase Agreement.

(rrr)      "Weighted Average Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on such Eligible Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)); (b) if the Common stock is not then listed or quoted on an Eligible Market, and if the Common Stock is listed or quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.) (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Required Holders and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. If the Company and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(c)(iv) below. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Oleg Firer, its Chief Executive Officer, as of the 30th day of April, 2015.

NET ELEMENT, INC.

By:
Name:
Title:

EXHIBIT I

NET ELEMENT, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Net Element, Inc. (the "Certificate of Designations"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of Net Element, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Company, as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Please check the following box if the Conversion Price is being determined by:

Alternative Conversion Price: ☐

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

Installment Amounts to be reduced and amount of reduction:

[NOTE TO HOLDER — THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated April __, 2015 from the Company and acknowledged and agreed to by Continental Stock Transfer & Trust Company.

NET ELEMENT, INC.

By:

Name:
Title: